UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Sotherly Hotels Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-1531029
(State of incorporation or organization)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-199256

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Sotherly Hotels Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 8.0% series B cumulative redeemable perpetual preferred stock, par value $0.01 per share (the “Series B Preferred Stock”), to be registered hereunder set forth under the heading “Description of the Series B Preferred Stock” in the Registrant’s prospectus supplement, dated August 16, 2016, forming part of its Registration Statement on Form S-3 (Registration No. 333-199256), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, on October 10, 2014, which was declared effective by the SEC on November 7, 2014, covering the offer and sale of shares of the class of the securities to be registered hereby. The Series B Preferred Stock is expected to be listed on the NASDAQ Global Market.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of Sotherly Hotels Inc. (incorporated by reference to the document previously filed as Exhibit 3.1 to the Registrant’s Pre-Effective Amendment No. 1 to its Registration Statement on Form S-11 filed with the SEC on October 20, 2004 (File No. 333-118873)).

3.2	Articles of Amendment to the Articles of Amendment and Restatement of Sotherly Hotels Inc. (incorporated by reference to the document previously filed as Exhibit 3.7 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 16, 2013).

3.3	Articles of Amendment to the Articles of Amendment and Restatement of Sotherly Hotels Inc. (incorporated by reference to the document previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 15, 2016).

3.4	Second Amended and Restated Bylaws of Sotherly Hotels Inc., effective as of April 16, 2013 (incorporated by reference to the document previously filed as Exhibit 3.8 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 16, 2013).

3.5*	Articles Supplementary designating the Series B Preferred Stock of Sotherly Hotels Inc.

4.1*	Form of Specimen Certificate of Series B Preferred Stock of Sotherly Hotels Inc.

*	Filed herewith.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 22, 2016

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
Name:	David R. Folsom
Its:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of Sotherly Hotels Inc. (incorporated by reference to the document previously filed as Exhibit 3.1 to the Registrant’s Pre-Effective Amendment No. 1 to its Registration Statement on Form S-11 filed with the SEC on October 20, 2004 (File No. 333-118873)).

3.2	Articles of Amendment to the Articles of Amendment and Restatement of Sotherly Hotels Inc. (incorporated by reference to the document previously filed as Exhibit 3.7 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 16, 2013).

3.3	Articles of Amendment to the Articles of Amendment and Restatement of Sotherly Hotels Inc. (incorporated by reference to the document previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 15, 2016).

3.4	Second Amended and Restated Bylaws of Sotherly Hotels Inc., effective as of April 16, 2013 (incorporated by reference to the document previously filed as Exhibit 3.8 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 16, 2013).

3.5*	Articles Supplementary designating the Series B Preferred Stock of Sotherly Hotels Inc.

4.1*	Form of Specimen Certificate of Series B Preferred Stock of Sotherly Hotels Inc.

*	Filed herewith.